Exhibit 99.1

W. P. Carey Announces Strategic Plan to Exit Office

Large Majority of Office Portfolio to be Spun-Off into a Separate Publicly-Traded REIT

On-Balance Sheet Office Sale Program Implemented to Exit Remaining Office Assets by January 2024

Assets Representing Over Half of Office Sale Program ABR in the Advanced Stages of a Sale or Sold

NEW YORK, Sept. 21, 2023 /PRNewswire/ -- W. P. Carey Inc. (W. P. Carey, NYSE: WPC) today announced that its Board of Directors has unanimously approved a plan to exit the office assets within its portfolio by (i) spinning-off 59 office properties into Net Lease Office Properties (“NLOP”), so that it will become a separate publicly-traded REIT (the “Spin-Off”), and (ii) implementing an asset sale program to dispose of 87 office properties retained by W. P. Carey (the “Office Sale Program”). The Spin-Off is expected to close on or around November 1, 2023, subject to the satisfaction of certain conditions, and all sales under the Office Sale Program are targeted to be completed by January 2024.

Strategic Rationale

The key benefits to W. P. Carey are expected to include:

•	Providing a clear path to monetizing its legacy office portfolio

•	Enhancing its growth profile through an improved cost of capital

•	Increasing the quality and stability of its earnings and cash flows through better end-of-lease outcomes, including higher overall releasing spreads, reduced downtimes and carrying costs, and lower capex requirements

~~•~~	Improving overall portfolio quality and key portfolio metrics, including an increased weighting to warehouse and industrial assets

•	Maintaining a strong, scalable investment grade balance sheet

“While we’ve meaningfully reduced our office exposure in recent years, the plan we’ve announced this morning vastly accelerates our exit from office — enhancing the overall quality of our portfolio, improving the quality and stability of our earnings, and incrementally benefiting our credit profile,” said Jason Fox, W. P. Carey’s Chief Executive Officer. “Ultimately, with a clear path to monetizing our legacy office assets, we believe we will achieve a lower cost of capital and be better positioned for long-term value creation for our shareholders.”

NLOP Spin-Off

The assets being contributed to NLOP represent approximately 10% of W. P. Carey’s annualized based rent (ABR) as of June 30, 2023.

NLOP is expected to comprise a portfolio of 59 high-quality office properties, totaling approximately 9.2 million leasable square feet primarily leased to corporate tenants on a single-tenant net lease basis. The vast majority of the office properties that will be owned by NLOP are located in the U.S., with the balance in Europe. NLOP’s portfolio will consist of 62 corporate tenants operating in a variety of industries, generating ABR of more than $141 million as of June 30, 2023.

In addition to $169 million of existing mortgage debt outstanding to be assumed by NLOP, NLOP has also entered into a new $455 million debt facility with J.P. Morgan, which was executed by NLOP and is expected to be funded upon the consummation of the Spin-Off, subject to certain conditions. Approximately $350 million is expected to be transferred by NLOP to W. P. Carey in connection with the Spin-Off.

As a separate company, NLOP will pursue a business plan focused on realizing value for its shareholders primarily through the strategic asset management and disposition of its property portfolio over time. It is anticipated that NLOP will pay distributions to its shareholders from its operating cash flows and disposition proceeds, after first repaying its obligations under the new debt facility. Given W. P. Carey’s extensive knowledge of the assets that will form NLOP, the desire to maintain efficiency and the timeline for executing NLOP’s business plan, W. P. Carey is expected to act as NLOP’s external advisor following the Spin-Off.

The Spin-Off, which does not require shareholder approval, is expected to close on or around November 1, 2023, subject to certain closing conditions. Upon completion, W. P. Carey stockholders as of the record date for the Spin-Off will receive shares of NLOP via a pro rata special distribution, which is expected to be taxable for U.S. federal income tax purposes. Shares of NLOP are expected to trade on the New York Stock Exchange under the ticker symbol NLOP.

Additional information regarding NLOP and the proposed Spin-Off can be found in the preliminary Registration Statement on Form 10 filed by NLOP with the Securities and Exchange Commission (the “SEC”) on September 21, 2023 (as may be amended, the “Form 10”), as well as in an investor presentation regarding the proposed transactions in the Investor Relations section of W. P. Carey’s website at www.wpcarey.com/presentation. The Form 10 currently filed is subject to change and will be made final prior to its effective date. The Spin-Off will follow the satisfaction of customary conditions which are disclosed in the Form 10, including effectiveness of the Form 10 with the SEC.

J.P. Morgan is acting as exclusive financial advisor and Latham & Watkins LLP is acting as legal advisor to W. P. Carey.

Office Sale Program

In addition to the Spin-Off, 87 office properties, which generated approximately $77 million of ABR and represented approximately 5% of W. P. Carey’s total ABR as of June 30, 2023, will initially be retained on W. P. Carey’s balance sheet and sold under the Office Sale Program, preserving certain tax efficiencies, with all sales targeted to be completed by January 2024. Properties representing over half of the ABR generated by assets within the Office Sale Program are currently either in the advanced stages of a sale or have been sold.

Conference Call and Audio Webcast Scheduled for 8:30 a.m. Eastern Time

An investor presentation regarding the proposed transactions may be found on the Investor Relations portion of W. P. Carey’s website at www.wpcarey.com/presentation.

W. P. Carey will host a conference call and live audio webcast to discuss the proposed transactions at 8:30 a.m. Eastern Time today (September 21, 2023), details of which are provided below.

Date/Time: Thursday, September 21, 2023, at 8:30 a.m. Eastern Time

Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Please dial in at least 10 minutes prior to the start time.

Live Audio Webcast and Replay: www.wpcarey.com/announcement

W. P. Carey Inc.

Celebrating its 50th anniversary, W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $23 billion and a well-diversified portfolio of high-quality, operationally critical commercial real estate, which includes 1,475 net lease properties covering approximately 180 million square feet and a portfolio of 85 self-storage operating properties, as of June 30, 2023. With offices in New York, London, Amsterdam and Dallas, the company remains focused on investing primarily in single-tenant, industrial, warehouse and retail properties located in the U.S. and Northern and Western Europe, under long-term net leases with built-in rent escalations.

www.wpcarey.com

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as "may," "will," "should," "would," "will be," "goals," "believe," "project," "expect," "anticipate," "intend," "estimate" "opportunities," "possibility," "strategy," "maintain" or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements regarding the contemplated Spin-Off transactions with NLOP, including the expected timing and outcome of the Spin-Off, if it occurs at all, and NLOP’s ability to successfully operate as an independent company; and statements regarding W. P. Carey’s anticipated Office Sale Program, including the timing and outcome of any sales, if any, as well as any expected tax efficiencies relating thereto, the anticipated timing of the funding of NLOP’s financing arrangements and the impacts of exiting office on our portfolio, earnings, credit profile or cost of capital. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to inflation and increased interest rates, the effects of pandemics and global outbreaks of contagious diseases (such as the COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the ongoing conflict between Russia and Ukraine and the global response to it), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey's filings with the SEC and are available at the SEC's website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey's Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Institutional Investors:

Peter Sands

1 (212) 492-1110

institutionalir@wpcarey.com

Individual Investors:

W. P. Carey Inc.

1 (212) 492-8920

ir@wpcarey.com

Press Contact:

Anna McGrath

1 (212) 492-1166

amcgrath@wpcarey.com